Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2022, with respect to the consolidated financial statements and financial statement schedule II of GBT JerseyCo Limited, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

April 18, 2022